EXHIBIT 10.1

AMENDMENT NUMBER THREE

TO THE

REGIONS FINANCIAL CORPORATION 401(k) PLAN

Amended and Restated Effective as of January 1, 2002 (the “Plan”)

Regions Financial Corporation further amends the Plan as follows:

1. Effective January 1, 2009, amend Section 1.14 by adding the following as (a-1) thereof:

(a-1)	The following provisions are effective for Plan Years beginning on or after January 1, 2009:

(1)	Any amounts received by a Qualified Reservist as differential wage payments will be treated as Compensation (to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service).

(2)	The Plan will not be treated as failing to meet the requirements of any provision described in IRC § 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payments. However, this paragraph only applies if all employees of the Employer performing service in the uniformed services described in IRC § 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in IRC § 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account IRC §§ 410(b)(3), (4), and (5)).

2. Effective January 1, 2009, amend Section 1.21 by adding the following to the end thereof:

Effective for Plan Years beginning on or after January 1, 2009, an individual receiving a differential wage payment, as defined by IRC § 3401(h)(2), will be treated as an Employee of the Employer making such payment.

3. Effective January 1, 2009, amend Section 1.63 by adding the following to the end thereof:

Notwithstanding the foregoing, for purposes of IRC § 401(k)(2)(B)(i)(I), a Participant is treated as a Terminated Participant during any period he or she is performing service in the uniformed services described in IRC § 3401(h)(2)(A).

4. Effective January 1, 2009, amend Article I by adding the following as Sections 1.56A and 1.56B:

1.56A.	Qualified Military Service: Military service as that term is used in IRC § 414(u)(1).

1.56B.	Qualified Reservist: An individual who is a member of a reserve component, as defined in Section 101 of Title 37, United States Code, and who is ordered or called to active duty after September 11, 2001 either for a period in excess of 179 days or for an indefinite period.

5. Effective January 1, 2010, delete Section 4.01(e) in its entirety and substitute in lieu thereof the following:

Notwithstanding the above, no Company Matching Contributions shall be made with respect to After-Tax Contributions or Pre-Tax Deferrals made with respect to pay periods beginning on or after April 1, 2009 and prior to January 1, 2010.

6. Effective January 1, 2010, amend Section 4.02(c) by deleting the change made in item number three of Amendment Number One to the Plan such that the last sentence reads as follows:

Notwithstanding any terms in this Plan to the contrary, effective January 1, 2010, a Highly Compensated Participant who is actively participating in the Regions Financial Corporation Supplemental 401(k) Plan, a non-qualified plan of deferred compensation, shall not be permitted to make changes in his payroll deduction authorization after his initial election except as provided in 4.02(d) below.

7. Effective January 1, 2010, amend Section 4.02(d) by deleting the change made in item number three of Amendment Number One to the Plan such that the last sentence reads as follows:

Notwithstanding any terms in this Plan to the contrary, effective January 1, 2010, a Highly Compensated Participant who is actively participating in the Regions Financial Corporation Supplemental 401(k) Plan, a non-qualified plan of deferred compensation, may not revoke or otherwise modify his salary election for a Plan Year.

8. Effective January 1, 2009, amend Section 4.02 by adding the following as subsection (i):

(i) Effective for Plan Years beginning on or after January 1, 2009, if a Qualified Reservist elects to receive a distribution by reason of termination from employment, death or disability, the Qualified Reservist may not make Pre-Tax Deferrals during the 6-month period beginning on the date of the distribution.

9. Effective January 1, 2010, amend Section 4.09(a) by deleting the last sentence and substituting in lieu thereof the following:

Notwithstanding the above and subsections (c) and (d) below, no ADP Test Safe Harbor Contributions or ACP Test Safe Harbor Matching Contributions shall be made with respect to After-Tax Contributions or Pre-Tax Deferrals made with respect to pay periods beginning on or after April 1, 2009, and prior to January 1, 2010.

10. Effective January 1, 2007, amend Section 6.04 by adding the following as subsection (h):

(h) Death While Performing Qualified Military Service

If a Participant dies on or after January 1, 2007 while performing Qualified Military Service, such Participant will be deemed to have resumed employment with the Employer in accordance with the individual’s reemployment rights under USERRA on the date preceding death and will deemed to have terminated employment on the actual date of death.

11. Effective January 1, 2010, amend Section 6.09(b) by deleting the change made by item number four of Amendment Number One to the Plan such that subsection (6) shall read as follows:

(6) Notwithstanding anything in the Plan to the contrary, effective January 1, 2010, a Highly Compensated Participant who is actively participating in the Regions Financial Corporation Supplemental 401(k) Plan shall not be eligible for a distribution under this Section 6.09(b).

12. Effective January 1, 2008, amend Section 6.10(b)(2) by adding the following as subsection (D):

(D) for distributions after December 31, 2007, a Roth individual retirement plan described in Code Section 408A

13. Effective January 1, 2008, amend Section 6.10(c)(3) by deleting the second sentence in its entirety and substituting the following in lieu thereof:

However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or        408(b) of the Code, a Roth individual retirement account described in section 408A of the Code (for distributions after December 31, 2007), or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

14. Effective January 1, 2007, amend Section 6.10(c)(3) by adding the following to the end thereof:

For taxable years beginning after December 31, 2006, after-tax Employee contributions may also be rolled over directly to a defined benefit plan or Code Section 403(b) plan; provided that such amounts (and earnings) are accounted for separately by the receiving plan.

15. Effective January 1, 2009, amend Section 6.11(h) by adding the following as subsection (6):

(6) Suspension of 2009 Required Minimum Distribution. Notwithstanding anything in the Plan to the contrary, for the 2009 Plan Year, a Participant or Beneficiary who would have been required to receive minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, solely for purposes of applying the rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs, will be treated as eligible rollover distributions.

16. All other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, Regions Financial Corporation on behalf of itself and all participating Employers has caused this Amendment Number Three to be executed on this 16th day of December, 2009 by its duly authorized officers, effective as provided herein.

REGIONS FINANCIAL CORPORATION

By:	/s/ David B. Edmonds
David B. Edmonds
Senior Executive Vice President

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